Exhibit n.3

CONSENT

We hereby consent to the use in this Registration Statement on Form N-2 of our name and reference to, and inclusion of data contained in, our reports entitled “4Q ‘03 Venture Capital Investment Increases,” “Venture-Backed Valuations Decline in 4Q ‘03” and “Equity Financings for U.S. Venture-Backed Companies by Industry Group (1998-Q42004)”, which appear in such Registration Statement.

/s/ Rizwan Hussain
Rizwan Hussain

Director, International Sales & Business Development

Dow Jones, VentureOne

201 Spear Street

4th Floor

San Francisco, CA 94105

February 18, 2005